Exhibit 10.1

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$1,107,069.28	September 30, 2022

For value received, GENERATION HEMP, INC., a Delaware corporation (the “Borrower”), promises to pay to GARY C. EVANS, an individual, or his assigns (the “Holder”), the principal sum of $1,107,069.28 (U.S. Dollars), together with all accrued and unpaid interest thereon as set forth below. It is expressly understood that the commitment to provide the principal sums set forth on Exhibit A were agreed to on the dates thereon and all provisions of this unsecured promissory note shall be deemed effective as of such dates and all financial obligations shall accrue from such dates with respect to such amounts. All payments of principal and interest hereunder shall be made by check or wire transfer pursuant to wire transfer instructions that may be provided by the Holder to the Borrower from time to time.

1.	Payments; Conversion. The Borrower shall make the principal payment on January 1, 2023 to the Holder, together with accrued and unpaid interest hereunder. Notwithstanding to the contrary, all outstanding principal and all accrued and unpaid interest hereunder shall be due and payable in full at that time. In addition, the Holder shall have the option to convert the then outstanding balance of principal and interest under this Note into restricted shares of the Borrower’s Common Stock at a conversion price equal to $0.30 per share of Common Stock.

2.	Alternative Payment. Any time prior to January 1, 2023, if Borrower raises new equity capital in the amount of three million dollars ($3,000,000.00) or greater, then within five (5) business days of closing, repayment of all outstanding principal and interest on this Convertible Promissory Note will be due.
3.	Interest Rate. Simple interest on the unpaid principal balance of this Note shall accrue at the lesser of ten percent (10%) per annum and the highest rate permitted by law. If an Event of Default (as defined below) shall occur under this Note, interest shall immediately commence accruing at a default rate of fourteen percent (14%) per annum.

4.	Default. The occurrence of any of the following events of default (each, an “Event of Default”) shall, at the option of the Holder thereof, make all principal and interest (to the extend accrued) then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon written demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

(a)	Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest due under this Note when due and such failure continues for a period of five (5) days after written notice.

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(b)	Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver of trustee shall otherwise be appointed without the consent of the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

(c)	Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower, which shall constitute an automatic Event of Default and shall result in all remaining unpaid principal and interest due hereon immediately due and payable without the written demand from the Holder.

5.	Termination. Upon payment of all cash amounts due to the Holder as provided in this Note, the Borrower will forever be released from all of its payment obligations and liabilities under this Note and the Holder agrees to promptly return to the Borrower the Note marked “paid in full”. This Note may be prepaid, in whole or in part, without the prior consent of the Holder.

6.	Miscellaneous

(a)	Successors and Assigns. This Note shall be binding upon successors and assigns of the Borrower, and shall inure to the benefit of the successors and permitted assigns of the Holder.

(b)	Severability. The unenforceability or invalidity of any provision or provisions of this Note shall not render any other provision or provisions herein contained unenforceable or invalid.

(c)	Notice. Any notice or communication required to be given hereunder may be delivered by hand or deposited with an overnight courier (with overnight delivery instructions), if to the Borrower, to the address of the Borrower’s corporate headquarters, and if to the Holder, to the last address of the Holder set forth in the Borrower’s books and records. Notice shall be deemed given and received on the date sent if sent by personal delivery; and one (1) day after the date sent if sent by overnight courier.

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(d)	Entire Agreement. This Note contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements, and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded thereby, except for representations, agreements, and understandings between or among the parties made pursuant to the Purchase Agreement and any other agreements entered into in connection therewith and herewith. The Note may be modified only by a writing signed by both parties.

(e)	Governing Law; Attorneys’ Fees. This Note shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its principles regarding conflicts of law. Upon default, the breaching party agrees to pay to the non-breaching party reasonable attorneys’ fees, plus all other reasonable expenses, incurred by the non-breaching party in exercising any of the non-breaching party’s rights and remedies.

(f)	Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Texas, Dallas County, and to the jurisdiction of the United States District Court for the State of Texas, for the purpose of any suit, action, or other proceeding arising out of or based upon this Note; (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Note except in the state courts of the State of Texas, Dallas County, or the United States District Court for the State of Texas; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action, or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

(g)	FINAL AGREEMENT. THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED BY THE BORROWER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBOTY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE HOLDER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BYT HIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE HOLDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE HOLDER.

(h)	Subordination. By its acceptance hereof, the Holder agrees that the indebtedness evidenced by this Note, including the principal of and interest thereon, shall be subordinate to and subject in right of payment, to the extent hereinafter set forth, to the prior payment in full of all principal, interest, and any other sums then due on all existing or future Senior Indebtedness of the Borrower. The term “Senior Indebtedness” shall mean secured and unsecured indebtedness of the Borrower, or with respect to which the Borrower is a guarantor, for money borrowed by the Borrower from any financial institution or other sources prior to the date of this unsecured promissory note.

Signature Page Follows

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

GENERATION HEMP, INC.,
a Delaware Corporation

By:	/s/ Joe McClaugherty	September 30, 2022
	Joe McClaugherty	Date
Lead Director

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PROMISSORY NOTE

Exhibit A

Schedule of Principal Sums Drawn under Promissory Note

Principal Sum Draw Date	Principal Sum Drawn
July 20, 2021	$100,000.00
August 3, 2021	100,000.00
August 23, 2021	100,000.00
September 9, 2021	50,000.00
September 23, 2021	50,000.00
September 29, 2021	220,000.00
October 19, 2021	15,000.00
November 10, 2021	50,000.00
November 29, 2021 reduction in principal	(299,999.74)
December 8, 2021	25,000.00
March 24, 2022	10,000.00
March 30, 2022	37,069.02
April 4, 2022	250,000.00
April 14, 2022	100,000.00
April 21, 2022	50,000.00
April 27, 2022	100,000.00
May 17, 2022	10,000.00
May 19, 2022	20,000.00
May 24, 2022	50,000.00
August 4, 2022	51,000.00
August 8, 2022	7,000.00
August 11, 2022	12,000.00
Total	$1,107,069.28

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